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Exhibit 21.1

List of Subsidiaries of KLX Inc.

        Set forth below is a list of subsidiaries of KLX Inc. Unless otherwise indicated, the following entities are wholly owned subsidiaries of KLX Inc. and are owned directly by either KLX Inc. or by wholly owned subsidiaries of KLX Inc.

Subsidiary	Jurisdiction of Formation
Advanced Engineered Products LLC	Delaware
Blitz 44-144 GmbH	Germany
C.M.P. SAS	France
Interturbine Advanced Logistics Pty Limited	Australia
Interturbine Aviation Logistics FZE	United Arab Emirates
Interturbine Aviation Logistics GmbH	Germany
Interturbine Aviation Logistics Ltd	United Kingdom
Interturbine Czechia s.r.o.	Czech Republic
Interturbine Hungary Kft.	Hungary
Interturbine, LLC	Delaware
Interturbine Logistics Solutions GmbH	Germany
Interturbine Projekt Management GmbH	Germany
Interturbine-RuSky OOO*	Russia
Interturbine Technologies GmbH	Germany
Interturbine Tianjin Limited	China
Jay Cee Fastener Corp.	New Jersey
KLX Aerospace Solutions (Hong Kong) Limited	Hong Kong
KLX Aerospace Solutions (STR) Limited	United Kingdom
KLX Aerospace Solutions DE Holding GmbH	Germany
KLX Aerospace Solutions Deutschland GmbH	Germany
KLX Aerospace Solutions GmbH	Germany
KLX Aerospace Solutions Limited	United Kingdom
KLX Aerospace Solutions II Limited	United Kingdom
KLX Aerospace Solutions S.r.l.	Italy
KLX Aerospace Solutions SAS	France
KLX Aerospace Solutions II SAS	France
KLX Aerospace Solutions sp. z o.o.	Poland
KLX Aerospace Solutions s.r.o.	Czech Republic
KLX Aerospace Solutions Pte. Limited	Singapore
KLX Energy Holdings LLC	Delaware
KLX Energy Services LLC	Delaware
KLX Europe Holding Ltd.	United Kingdom
KLX International Inc.	Delaware
KLX Investments I S.à r.l.	Luxembourg
KLX Investments II S.à r.l.	Luxembourg
KLX Investments III S.à r.l.	Luxembourg
KLX RE Holdings LLC	Delaware
M&M Aerospace Hardware, Inc.	Florida
N Y F Corp.	New Jersey
UFC Aerospace Europe Limited	United Kingdom
UFC Aerospace LLC	Delaware
UFC SARL	France

*
KLX Inc. owns less than 50% of the outstanding equity interests of this subsidiary.

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  Exhibit 21.1
List of Subsidiaries of KLX Inc.